Exhibit (i)(2)

CONSENT OF COUNSEL

We consent to the reference to our firm under the heading “LEGAL COUNSEL” in Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of TDX Independence Funds, Inc., as filed with the Securities and Exchange Commission on or about September 28, 2010.

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
__________________________________________
PAUL, HASTINGS, JANOFSKY & WALKER LLP

  New York, New York

  September 28, 2010